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                                                    EXHIBIT 11.1


                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES

                 CALCULATION OF EARNINGS PER SHARE - UNAUDITED
          (Dollar amounts in thousands, except per share figures)


                                                   Three Months Ended
                                                   ___________________
                                                   March 30,  April 1,
                                                     1996       1995
                                                   _________  ________
Income from continuing operations                    $2,122    $1,792
Income (loss) from discontinued operations,
 net of tax benefit                                    -       (2,355)
                                                     ______    ______
Net income (loss)                                    $2,122    $ (563)
                                                     ======    ======

Primary earnings per share:

   Weighted average number of common shares
    outstanding                                      12,468    12,448
   Common stock equivalents:
     Dilutive options and warrants                     -         -
                                                     ______    ______
   Weighted average number of common and common
    equivalent shares outstanding                    12,468    12,448
                                                     ======    ======

   Income from continuing operations                  $0.17    $ 0.14
   Income (loss) from discontinued operations,
    net of tax benefit                                  -       (0.19)
                                                      _____    ______
     Net income (loss) per share                      $0.17    $(0.05)
                                                      =====    ======
Fully diluted earnings per share:

   Weighted average number of common shares
     outstanding                                     12,468    12,448
   Common stock equivalents:
     Dilutive options and warrants                      152      -
                                                     ______    ______
   Weighted average number of common and common
    equivalent shares outstanding                    12,620    12,448
                                                     ======    ======

   Income from continuing operations                  $0.17    $ 0.14
   Income (loss) from discontinued operations,
    net of tax benefit                                  -       (0.19)
                                                      _____    ______
     Net income (loss) per share                      $0.17    $(0.05)
                                                      =====    ======
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